As filed with the Securities and Exchange Commission on December 10, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AbCellera Biologics Inc.

(Exact name of registrant as specified in its charter)

British Columbia	8731	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

AbCellera Biologics Inc.

2215 Yukon Street

Vancouver, BC V5Y 0A1

(604) 559-9005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sam Zucker Deepa M. Rich Mitchell S. Bloom James Xu Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100	Joseph Garcia Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, BC V7X 1L3 Canada (604) 631-3300	Carl L. G. Hansen, Ph.D. Andrew Booth Tryn T. Stimart AbCellera Biologics Inc. 2215 Yukon Street Vancouver, BC V5Y 0A1 Canada (604) 559-9005	Charles S. Kim Kristin VanderPas Divakar Gupta Richard Segal Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Shahir Guindi Trevor Scott Osler, Hoskin & Harcourt LLP Suite 1700, Guinness Tower 1055 West Hastings Street Vancouver, BC V6E 2E9 Canada (778) 785-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-250838

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, no par value per share	1,322,500	$20.00	$26,450,000	$2,886

(1)

Represents only the additional number of shares being registered and includes 172,500 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-250838), as amended (the “Earlier Registration Statement”).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities on the Earlier Registration Statement at an aggregate offering price not to exceed $476,100,000.00, which was declared effective by the Securities and Exchange Commission on December 10, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $26,450,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by AbCellera Biologics Inc. (the “Registrant”) by 1,322,500 shares, 172,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-250838), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on December 10, 2020, or the Earlier Registration Statement, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this registration statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Armanino LLP, Independent Registered Public Accounting Firm

23.3	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

24.2+	Power of Attorney for John Edward Hamer

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-250838), originally filed with the Securities and Exchange Commission on November 20, 2020 and incorporated by reference herein.

+

Previously filed on the signature page to the Registrant’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-250838), originally filed with the Securities and Exchange Commission on December 7, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 10th day of December, 2020.

ABCELLERA BIOLOGICS INC.

By:	/s/ Carl L. G. Hansen
Carl L. G. Hansen, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Carl L. G. Hansen	Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2020
Carl L. G. Hansen, Ph.D.

/s/ Andrew Booth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 10, 2020
Andrew Booth

*	Director	December 10, 2020
Véronique Lecault, Ph.D.

*	Director	December 10, 2020
John Edward Hamer, Ph.D.

*	Director	December 10, 2020
Michael Hayden, Ph.D.

*	Director	December 10, 2020
John S. Montalbano

*	Director	December 10, 2020
Peter Thiel

/s/ Tryn Stimart	Authorized Representative in the United States	December 10, 2020
Tryn Stimart

*By:	/s/ Carl L. G. Hansen, Ph.D.
Carl L. G. Hansen, Ph.D.
Attorney-in-fact